  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

RECRUITER.COM GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(855) 931-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, Recruiter.com Group, Inc. (the “Company”) filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) 78.209 with the Nevada Secretary of State to effect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-two point five (2.5) (the “Stock Split”).

The Stock Split was authorized by the Board of Directors of the Company pursuant to Section 78.207 of the NRS on May 27, 2021 and, pursuant to the Certificate of Change, became effective as of 12:00 a.m., Eastern Time, on June 18, 2021 (the “Effective Time”). No fractional shares will be issued in connection with the Reverse Split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. The Company now has 100,000,000 shares of Common Stock authorized (the number of authorized shares of Preferred Stock remains 10,000,000).

The description contained herein of the Stock Split and proportional decrease of the Company’s authorized shares of Common Stock is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached to this report as Exhibit 3.1 hereto and incorporated herein by reference

Item 8.01 Other Events.

On June 18, 2021, the Company issued a press release announcing the effectiveness of the Stock Split. A copy of this press releases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on June 17, 2021
99.1	Press Release dated June 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: June 24, 2021	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer